UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2016

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: As previously disclosed in the Current Report on Form 8-K filed on May 23, 2016 (the “May 23 8-K”), Electronic Arts Inc. (the “Company”) amended its bylaws to implement proxy access and make other ministerial, clarifying and conforming changes. This Form 8-K/A amends the May 23 8-K to correct an administrative error included in the bylaws filed as an exhibit to the May 23 8-K and files the corrected Amended and Restated Bylaws (as so amended, the “Bylaws”) as Exhibit 3.2 hereto. No changes were made to the description of the Bylaws as set forth in Item 5.03 below.

Item 5.03    Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On May 19, 2016, the Board of Directors of the Company adopted amendments to the Company’s Bylaws to implement proxy access and make other ministerial, clarifying and conforming changes, as described below. The Bylaws include a new Section 1.6 that permits a stockholder, or group of up to twenty stockholders, owning at least three percent of the Company’s outstanding shares of common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.

The Bylaws also include changes to Sections 1.5 and 1.7 to account for proxy access and a number of ministerial, clarifying and conforming changes to Sections 1.5, 2.2, 2.3, 2.4 and 7.1.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Electronic Arts Inc., as amended on May 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	May 27, 2016	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Electronic Arts Inc., as amended on May 19, 2016.